Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Mandi Hogan (805) 981-8655

LTC REPORTS 2022 THIRD QUARTER RESULTS

AND DISCUSSES RECENT ACTIVITIES

WESTLAKE VILLAGE, CALIFORNIA, October 27, 2022 -- LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for the third quarter ended September 30, 2022.

	Three Months Ended
	September 30,
	2022	2021

	(unaudited)
Net income available to common stockholders	$13,159	$10,909
Diluted earnings per common share	$0.32	$0.28
NAREIT funds from operations ("FFO”) attributable to common stockholders	$24,217	$17,669
NAREIT diluted FFO per common share	$0.60	$0.45
FFO attributable to common stockholders, excluding non-recurring items	$25,477	$21,564
Funds available for distribution ("FAD")	$26,019	$18,441
FAD, excluding non-recurring items	$26,519	$22,336

Third quarter 2022 results were impacted by:

•	Higher rental income due to:

o	rent received from transitioned portfolios;

o	rent received from the acquisition of four skilled nursing centers during the 2022 second quarter;

o	increases in property tax revenue from a transitioned portfolio, and the acquisition of four skilled nursing centers as noted above; and

o	rental income from completed development projects, and annual rent escalations.

•	The increase in rental income was partially offset by:

o	the sale of three assisted living communities and a skilled nursing center during the 2022 second quarter, and a skilled nursing center during 2021; and,

o	temporary rent reduction and rent deferrals.

•	Higher interest income from financing receivables due to the acquisition of three skilled nursing centers, which is accounted for as a financing receivable in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

•	Higher interest income from mortgage loans due to mortgage loan originations in 2022 and 2021.

•	Higher interest and other income due to a mezzanine loan origination and additional funding under working capital loans, partially offset by loan payoffs.

•	Higher interest expense due to 2021 term loan originations, the issuance of $75.0 million senior unsecured notes during the 2022 second quarter, and higher interest rates on LTC’s revolving line of credit, partially offset by scheduled principal paydowns on its senior unsecured notes.

•	Higher provision for credit losses due to the 1% reserve on the 2022 third quarter acquisition of three skilled nursing centers, which is accounted for as a financing receivable, and additional funding under the Company’s mortgage loans and note receivables, partially offset by principal paydowns.

•	Lower transaction costs due to the 2021 third quarter settlement payment of $3.9 million, offset by the 2022 third quarter lease termination fee of $500,000 paid to an operator in exchange for cooperation and assistance in facilitating an orderly transition of 12 assisted living communities to another operator.

•	Higher general and administrative expenses due to increased costs related to property maintenance expenses for closed properties, as well as higher incentive compensation, and increases in overall costs due to inflationary pressures.

•	Recognized a $1.3 million impairment loss related to a 60-unit assisted living community in Kentucky as a result of classifying the community as held-for-sale.

•	Recognized a $434,000 loss on sale related to a closed skilled nursing center in Texas.

During the third quarter of 2022, LTC completed the following:

•	Contributed $61.7 million into a joint venture that purchased three skilled nursing centers located in Florida for $75.8 million, and leased the properties to affiliates of PruittHealth, Inc. (“PruittHealth”) under a 10-year master lease, with two five-year renewal options. Additionally, the master lease provides PruittHealth with a purchase option exercisable at the beginning of the fourth year through the end of the fifth year. In accordance with GAAP, the purchased assets are required to be presented as a financing receivable on LTC’s balance sheet instead of owned real estate assets, since the joint venture purchased the properties from an entity and leased the properties back to the same entity under a master lease with a purchase option. LTC expects to receive net income from this investment of approximately $700,000 during the fourth quarter of 2022, and approximately $4.6 million during 2023.

•	Sold a closed skilled nursing center located in Texas for $485,000, as discussed above.

•	Terminated a master lease covering 12 assisted living communities with a total of 625 units, and transitioned the communities to an existing LTC operator. The former operator was one of the few for whom the Company had provided assistance in form of rent deferrals and abatements.

o	in connection with the lease termination, LTC abated rent for June 2022 and has forgiven the former operator’s outstanding deferred rent balance of $7.1 million. Also, LTC paid the former operator a $500,000 lease termination fee in exchange for cooperation and assistance in facilitating an orderly transition; and,

o	the new master lease has a two-year term, with zero rent for each of July, August, September, and October of 2022. Thereafter, cash rent will be based on mutually agreed upon fair market rent. In connection with the new master lease, LTC paid the new operator a $410,000 lease incentive payment which will be amortized as a yield adjustment to rental income over the two-year lease term.

•	Provided a temporary reduction of rent totaling $900,000 in the third quarter 2022 to Anthem, bringing the total temporary reduction for 2022 to $1.5 million. The annual agreed upon rent from Anthem is $10.8 million of which $6.6 million was paid through the end of September 2022. In October 2022, to date, LTC received an additional $1.2 million of rent and still expects to receive a total of $10.8 million by year end upon Anthem receiving additional money from the Employee Retention Tax Credit and from improving operating results.

•	Provided $200,000 of net deferred rent, which excludes the temporary rent reduction provided to Anthem discussed above, and $720,000 of abated rent.

•	Paid $36.2 million in regular scheduled principal payments under the Company’s senior unsecured notes at a weighted average rate of 4.75%.

•	Borrowed $95.0 million under the Company’s revolving line of credit.

•	Sold 125,200 shares of common stock for $4.8 million in net proceeds under the Company’s equity distribution agreement and used the proceeds for general corporate purposes.

Subsequent to September 30, 2022, LTC completed the following:

•	Provided $240,000 of abated rent in October 2022, and agreed to provide rent abatements up to $215,000 for each of November and December 2022 to an operator pursuant to a master lease covering two assisted living communities.

Conference Call Information

LTC will conduct a conference call on Friday, October 28, 2022, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended September 30, 2022. The conference call is accessible by telephone and the internet. Interested parties may access the live conference call via the following:

Webcast	www.LTCReit.com
USA Toll-Free Number	1-844-200-6205
Canada Toll-Free Number	1-833-950-0062
Conference Access Code	741477

Additionally, an audio replay of the call will be available one hour after the live call and through November 11, 2022 via the following:

USA Toll-Free Number	1-866-813-9403
Canada Local Number	1-226-828-7578
International Toll-Free Number	+44 204 525 0658
Conference Number	284664

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC’s investment portfolio includes 204 properties in 29 states with 32 operating partners. Based on its gross real estate investments, LTC’s investment portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward-Looking Statements

This press release includes statements that are not purely historical and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward-looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Rental income	$31,585	$29,320	$93,537	$91,097
Interest income from financing receivable(1)	357	—	357	—
Interest income from mortgage loans	10,379	7,924	30,112	23,779
Interest and other income	1,182	228	3,308	1,005
Total revenues	43,503	37,472	127,314	115,881

Expenses:
Interest expense	7,941	6,610	22,607	20,442
Depreciation and amortization	9,385	9,462	28,202	28,847
Impairment loss	1,286	—	1,286	—
Provision for credit losses	795	68	1,454	59
Transaction costs	629	4,046	728	4,271
Property tax expense	4,179	3,932	12,180	11,713
General and administrative expenses	5,888	5,318	17,407	15,688
Total expenses	30,103	29,436	83,864	81,020

Other operating income:
(Loss) gain on sale of real estate, net	(387)	2,702	37,809	7,392
Operating income	13,013	10,738	81,259	42,253
Income from unconsolidated joint ventures	376	376	1,127	1,041
Net income	13,389	11,114	82,386	43,294
Income allocated to non-controlling interests	(99)	(92)	(301)	(271)
Net income attributable to LTC Properties, Inc.	13,290	11,022	82,085	43,023
Income allocated to participating securities	(131)	(113)	(481)	(346)
Net income available to common stockholders	$13,159	$10,909	$81,604	$42,677

Earnings per common share:
Basic	$0.33	$0.28	$2.06	$1.09
Diluted	$0.32	$0.28	$2.04	$1.09

Weighted average shares used to calculate earnings per common share:
Basic	40,270	39,177	39,658	39,149
Diluted	40,552	39,177	39,939	39,149

Dividends declared and paid per common share	$0.57	$0.57	$1.71	$1.71

(1)	Represents rental income from three skilled nursing centers acquired through a sale-leaseback transaction, subject to a lease which contains a purchase option. In accordance with GAAP, the properties are required to be presented as a financing receivable on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivable on our Consolidated Statements of Income.

Supplemental Reporting Measures

FFO and FAD are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022		2021	2022		2021
GAAP net income available to common stockholders	$13,159		$10,909	$81,604		$42,677
Add: Depreciation and amortization	9,385		9,462	28,202		28,847
Add: Impairment loss	1,286		—	1,286		—
Add (Less): Loss (gain) on sale of real estate, net	387		(2,702)	(37,809)		(7,392)
NAREIT FFO attributable to common stockholders	24,217		17,669	73,283		64,132

Add: Non-recurring items	1,260	(1)	3,895 (5)	824	(6)	5,078	(9)
FFO attributable to common stockholders, excluding non-recurring items	$25,477		$21,564	$74,107		$69,210

NAREIT FFO attributable to common stockholders	$24,217		$17,669	$73,283		$64,132
Non-cash income:
Less: straight-line rental adjustment (income)	436		44	963		(619	)(10)
Add: amortization of lease incentives	319		158	921	(7)	386
Add: Other non-cash expense	—		—	—		758	(11)
Less: Effective interest income from mortgage loans	(1,762	)(2)	(1,473)	(4,551	)(2)	(4,700	)(10)
Net non-cash income	(1,007)		(1,271)	(2,667)		(4,175)

Non-cash expense:
Add: Non-cash compensation charges	2,014		1,975	5,951		5,785
Less: Provision for credit losses	795	(3)	68	1,454		59
Net non-cash expense	2,809		2,043	7,405		5,844

Funds available for distribution (FAD)	26,019		18,441	78,021		65,801

Add: Non-recurring items	500	(4)	3,895 (5)	(681	)(8)	5,232	(12)
FAD, excluding non-recurring items	$26,519		$22,336	$77,340		$71,033

(1)	Represents (3) and (4) below.
(2)	Includes $357 of effective interest from three skilled nursing centers acquired through a sale-leaseback transaction, subject to a lease which contains a purchase option. In accordance with GAAP, the properties are required to be presented as a financing receivable on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivable on our Consolidated Statements of Income.
(3)	Includes $760 of provision for credit loss reserve related to the acquisition of the three skilled nursing centers accounted for as a financing receivable.
(4)	Represents the lease termination fee of $500 paid to a former operator of 12 assisted living communities in exchange for cooperation and assistance in facilitating an orderly transition of the communities to another operator.
(5)	Represents the Senior Care and Abri Health settlement payment ($3,895) in accordance with a settlement agreement approved by the United States Bankruptcy Court.
(6)	Represents (1) from above and (7) from below and the provision for credit losses related to the origination of two mortgage loans during 2022 second quarter and a $25,000 mezzanine loan during the first quarter of 2022 ($572) offset by the lease termination fee received in connection with the sale of a 74-unit assisted living community ($1,181).
(7)	Includes a lease incentive balance write-off of $173 related to a closed property and subsequent lease termination.
(8)	Represents the lease termination fee received in connection with the sale of a 74-unit assisted living community ($1,181) offset by (4) from above.
(9)	Represents (5) from above, (11) from below, and the GAAP impact of the 50% reduction of 2021 rent and interest escalation ($425).
(10)	Includes the straight-line rent ($649) and effective interest ($263) impact of the 50% reduction of 2021 rent and interest escalation.
(11)	Represents a straight-line rent receivable write-off ($758) due to transitioning rental revenue to cash basis.
(12)	Represents (5) from above and the cash impact of the 50% reduction of 2021 rent and interest escalation ($1,337).

(Reconciliation of FFO and FAD continued on next page)

Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
NAREIT Basic FFO attributable to common stockholders per share	$0.60	$0.45	$1.85	$1.64
NAREIT Diluted FFO attributable to common stockholders per share	$0.60	$0.45	$1.83	$1.64

NAREIT Diluted FFO attributable to common stockholders	$24,348	$17,669	$73,283	$64,132
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	40,781	39,177	39,939	39,149

Diluted FFO attributable to common stockholders, excluding non-recurring items	$25,608	$21,564	$74,107	$69,556
Weighted average shares used to calculate diluted FFO, excluding non-recurring items, per share attributable to common stockholders	40,781	39,177	39,939	39,346

Diluted FAD	$26,150	$18,441	$78,021	$65,801

Weighted average shares used to calculate diluted FAD per share	40,781	39,177	39,939	39,149

Diluted FAD, excluding non-recurring items	$26,650	$22,336	$77,340	$71,379

Weighted average shares used to calculate diluted FAD, excluding non-recurring items, per share	40,781	39,177	39,939	39,346

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	September 30, 2022	December 31, 2021
	(unaudited)	(audited)
ASSETS
Investments:
Land	$124,665	$123,239
Buildings and improvements	1,270,722	1,285,318
Accumulated depreciation and amortization	(379,915)	(374,606)
Operating real property investments, net	1,015,472	1,033,951
Properties held-for-sale, net of accumulated depreciation: 2022—$2,305; 2021—$0	10,710	—
Real property investments, net	1,026,182	1,033,951
Financing Receivable,(1) net of loan loss reserve: 2022—$760; 2021—$0	75,507	—
Mortgage loans receivable, net of loan loss reserve: 2022—$3,862; 2021—$3,473	383,006	344,442
Real estate investments, net	1,484,695	1,378,393
Notes receivable, net of loan loss reserve: 2022—$590; 2021—$286	58,424	28,337
Investments in unconsolidated joint ventures	19,340	19,340
Investments, net	1,562,459	1,426,070

Other assets:
Cash and cash equivalents	6,478	5,161
Debt issue costs related to revolving line of credit	2,480	3,057
Interest receivable	44,290	39,522
Straight-line rent receivable	22,253	24,146
Lease incentives	2,001	2,678
Prepaid expenses and other assets	12,004	4,191
Total assets	$1,651,965	$1,504,825

LIABILITIES
Revolving line of credit	$151,000	$110,900
Term loans, net of debt issue costs: 2022—$526; 2021—$637	99,474	99,363
Senior unsecured notes, net of debt issue costs: 2022—$1,533; 2021—$524	543,287	512,456
Accrued interest	3,120	3,745
Accrued expenses and other liabilities	29,915	33,234
Total liabilities	826,796	759,698

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2022—40,505; 2021—39,374	404	394
Capital in excess of par value	899,921	856,895
Cumulative net income	1,526,721	1,444,636
Accumulated other comprehensive income (loss)	9,445	(172)
Cumulative distributions	(1,633,241)	(1,565,039)
Total LTC Properties, Inc. stockholders’ equity	803,250	736,714
Non-controlling interests	21,919	8,413
Total equity	825,169	745,127
Total liabilities and equity	$1,651,965	$1,504,825

(1)	Represents three skilled nursing centers acquired through a sale-leaseback transaction, subject to a lease which contains a purchase option. In accordance with GAAP, the properties are required to be presented as a financing receivable on our Consolidated Balance Sheets.